                                                                    EXHIBIT 10.8

================================================================================


                              QUICKLOGIC CORPORATION



                             Series F Preferred Stock
                                Purchase Agreement



                                November 27, 1996

================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

1.   Authorization and Sale of Preferred Stock............................... 1
     1.1   Authorization..................................................... 1
     1.2   Sale of the Shares................................................ 1
     1.3   Sale of Additional Series F Preferred............................. 1

2.   Closing Date; Delivery.................................................. 1
     2.1   First Closing Date................................................ 1
     2.2   Delivery.......................................................... 2
     2.3   Subsequent Closing................................................ 2
     2.4   Minimum Closing Amount............................................ 2

3.   Representations and Warranties of the Company........................... 2

     3.1   Organization and Standing; Articles of Incorporation and Bylaws... 2
     3.2   Corporate Power................................................... 2
     3.3   No Subsidiaries................................................... 3
     3.4   Capitalization.................................................... 3
     3.5   Authorization..................................................... 4
     3.6   Financial Statements.............................................. 4
     3.7   Title to Properties; Liens and Encumbrances....................... 5
     3.8   Intellectual Property Rights...................................... 5
     3.9   Proprietary Information Agreements................................ 5
     3.10  Operating Rights.................................................. 6
     3.11  Manufacturing, Distribution and License Rights.................... 6
     3.12  Compliance with Other Instruments, None Burdensome, etc........... 6
     3.13  Litigation, etc................................................... 7
     3.14  Employee Compensation Plans....................................... 7
     3.15  Insurance......................................................... 7
     3.16  Registration Rights............................................... 7
     3.17  Governmental Consent, etc......................................... 7
     3.18  Offering.......................................................... 8
     3.19  Material Contracts and Obligations................................ 8
     3.20  Tax Returns and Payments.......................................... 8
     3.21  Related Party Transactions........................................ 8

     3.22  Certain Transactions.............................................. 9
     3.23  Environmental Protection.......................................... 9
     3.24  Brokers or Finders................................................10
     3.25  Changes...........................................................10
     3.26  Foreign Investment in Real Property Act...........................11
     3.27  Disclosure........................................................11
4.   Representations and Warranties of the Purchasers........................11
     4.1   Authorization.....................................................11
     4.2   Experience........................................................11
     4.3   Investment........................................................11
     4.4   Rule 144..........................................................11
     4.5   No Public Market..................................................12
     4.6   Access to Data....................................................12
     4.7   Further Limitations on Dispositions...............................12
5.   Conditions to Purchasers' Obligations at the Closing....................12
     5.1   Representations and Warranties Correct............................12
     5.2   Covenants.........................................................13
     5.3   Opinion of Counsel................................................13
     5.4   Permits...........................................................13
     5.5   Amended and Restated Articles of Incorporation....................13
     5.6   Good Standing Certificates........................................13
     5.7   Officer's Certificate.............................................13
     5.8   Secretary's Certificate...........................................13
     5.9   Stock Certificate.................................................13
     5.10  Legal Investment..................................................13
     5.11  Shareholders Agreement............................................14
     5.12  Registration Rights Agreement.....................................14
6.   Conditions to Company's Obligations at the Closing......................14
     6.1   Representations and Warranties Correct............................14
     6.2   Permits...........................................................14
     6.3   Amended and Restated Articles.....................................14
     6.4   Payment of the Purchase Price.....................................14
7.   Miscellaneous...........................................................14

     7.1   Attorneys' Fees...................................................14
     7.2   Waivers and Amendments............................................14
     7.3   Governing Law.....................................................15
     7.4   Survival..........................................................15
     7.5   Successors and Assigns............................................15
     7.6   Entire Agreement..................................................15
     7.7   Severability of this Agreement....................................15
     7.8   Finder's Fees.....................................................15
     7.9   Legends...........................................................15

                              SCHEDULES AND EXHIBITS


     Schedule A     Schedule of Purchasers

     Exhibit  A     Amended and Restated Articles of Incorporation

     Exhibit  B     Fifth Amended and Restated Shareholders Agreement

     Exhibit  C     Fifth Amended and Restated Registration Rights Agreement

     Exhibit  D     Schedule of Exceptions

     Exhibit  E     Opinion of Wilson, Sonsini, Goodrich & Rosati

                             QUICKLOGIC CORPORATION

                            SERIES F PREFERRED STOCK
                            ------------------------
                               PURCHASE AGREEMENT
                               ------------------


This SERIES F PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made as of November 27, 1996 by and among QuickLogic Corporation, a California corporation (the "Company"), and the persons and entities listed on Schedule A hereto (the "Purchasers").

In consideration of the mutual promises, representations, warranties, covenants, and conditions set forth in this Agreement, the parties to this Agreement mutually agree as follows:

      1.  Authorization and Sale of Preferred Stock.
          ------------------------------------------

          1.1  Authorization.  The Company has authorized the issuance and sale
               -------------
of up to 9,482,759 shares of its Series F Preferred Stock ("Series F Preferred") having the rights, preferences, and privileges set forth in the Amended and Restated Articles of Incorporation (the "Restated Articles") of the Company, attached hereto as Exhibit A. The aggregate shares of common stock issuable upon conversion of the shares of Series F Preferred are referred to in this Agreement as the "Conversion Stock."


          1.2  Sale of the Shares.  Subject to the terms and conditions hereof,
               ------------------
at the First Closing (as defined in Section 2.1 hereof) and the Subsequent Closing (as defined in Section 2.3 hereof), the Company will issue and sell to each Purchaser, and each Purchaser will purchase from the Company the number of shares of Series F Preferred (the "Shares") specified opposite the name of such Purchaser on Schedule A hereto at a purchase price of $1.16 per share. The Company's agreement with each Purchaser hereunder is a separate agreement and the sale of the Shares to each Purchaser is a separate sale.


          1.3  Sale of Additional Series F Preferred.  The Company shall have
               -------------------------------------
until December 15, 1996 to sell any Shares not sold at the First Closing (as defined below) at a purchase price of $1.16 per share. Any such shares sold after the First Closing are referred to herein as "Additional Shares." The Additional Shares shall be considered "Shares," and the purchasers of such Additional Shares (the "Additional Purchasers") shall be considered "Purchasers" for purposes of this Agreement and shall have the same rights and obligations as if they had purchased their shares pursuant to this Agreement at the First Closing. The maximum number of Shares the Company may sell under this Agreement is 9,482,759. In the event that said maximum number of shares are not sold and issued on or before December 15, 1996, the Company will promptly take all necessary action to amend the Articles to reduce the authorized number of shares to the number of shares sold on or before such date.

      2.  Closing Date; Delivery.
          -----------------------

          2.1  First Closing Date.  The closing of the purchase and sale of the
               ------------------
Shares
hereunder (the "First Closing") shall be held at the law offices of Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304 at 2:00 p.m. on November 27, 1996, or at such other time, date or place that the Company and the Purchasers shall agree (which time and date are referred to in this Agreement as the "First Closing Date").

          2.2  Delivery.  Subject to the terms of this Agreement, at the First
               --------
Closing the Company shall deliver to each Purchaser a certificate, registered in such Purchaser's name, representing the number of Shares, designated on Schedule A hereto, to be purchased by such Purchaser against payment of the purchase price for the Shares by check or wire transfer of immediately avail able funds, or by a combination of such methods of payment.


          2.3  Subsequent Closings.  The purchase and sale of any Additional
               -------------------
Shares shall be held at a time and place to be agreed upon by the Company and a majority-in-interest of the Additional Purchasers purchasing at such closing
(a "Subsequent Closing"), but no later than December 15, 1996. At each Subsequent Closing, the Company shall deliver to each Additional Purchaser purchasing at such closing the certificates representing the Additional Shares which such Additional Purchaser is purchasing against delivery to the Company by such Additional Purchaser of the purchase price therefor by check or wire transfer payable to the Company, in the amount specified the appropriate revised Schedule A. The Company and each Additional Purchaser shall execute and deliver signature pages to this Agreement.

          2.4  Minimum Closing Amount.  The Company shall not sell any Shares at
               ----------------------
the First Closing if the aggregate amount to be sold at such closing does not equal $8,100,000 (6,982,759 Shares) or more.

      3.  Representations and Warranties of the Company.  Except as set forth on
          ---------------------------------------------
the Schedule of Exceptions attached hereto as Exhibit D, the Company hereby represents and warrants to each Purchaser as follows:


          3.1  Organization and Standing; Articles of Incorporation and Bylaws.
               ---------------------------------------------------------------
The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of California, is in good standing under such laws and is authorized to exercise all of its corporate powers, rights and privileges. The Company has the requisite legal and corporate power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on the business of the Company as now conducted or as proposed to be conducted. True, correct and complete copies of the Company's Articles, Bylaws and other charter documents, each as will be in effect at the Closing have been delivered to each Purchaser.


          3.2  Corporate Power.  The Company has the requisite legal and
               ---------------
corporate power to execute and deliver the Agreement, the Fifth Amended and Restated Shareholders Agreement in substantially the form attached hereto as Exhibit B (the "Amended Shareholders Agreement") and the Fifth Amended and Restated Registration Rights Agreement in substantially the form attached hereto as Exhibit C (the "Amended Registration Rights Agreement") (the Agreement, Amended

Shareholders Agreement and the Amended Registration Rights Agreement are hereafter collectively referred to as the "Financing Agreements"), to file the Restated Articles with the Secretary of State of California, to issue and sell the Shares hereunder, to issue the Conversion Stock and to carry out and perform its obligations under the terms of the Financing Agreements.


          3.3  No Subsidiaries.  Except as described in Exhibit D, the Company
               ---------------
has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any other corporation, partnership, association or other business entity.

          3.4  Capitalization.  The authorized capital stock of the Company
               --------------
consists of 85,000,000 shares of Common Stock (the "Common Stock") and 61,567,874 shares of Preferred Stock (the "Preferred Stock"), 2,505,000 of which are designated Series A Preferred Stock ("Series A Preferred"), 10,274,637 of which are designated Series B Preferred Stock ("Series B Preferred"), 12,106,811 of which are designated Series C Preferred Stock ("Series C Preferred"), 3,125,000 of which are designated Series D Preferred ("Series D Preferred"), 23,873,667 of which are designated Series E Preferred Stock ("Series E Preferred") and 9,482,759 of which are designated Series F Preferred. Immediately prior to the First Closing Date, 4,785,364 shares of Common Stock, 2,505,000 shares of Series A Preferred, 10,274,637 shares of Series B Preferred, 11,975,561 shares of Series C Preferred, 3,125,000 shares of Series D Preferred and 23,873,667 shares of Series E Preferred will be issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws. The rights, preferences and privileges of the Preferred Stock are as stated in the Articles. Each share of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred is convertible into one share of Common Stock of the Company (as subject to adjustment pursuant to its terms). The Company has reserved 61,567,874 shares of Common Stock for issuance upon conversion of the Preferred Stock. Except for (i) the conversion privileges of the Preferred Stock, (ii) 14,700,000 shares of Common Stock reserved for issuance pursuant to the Company's 1989 Stock Option Plan, under which options to purchase 7,779,789 shares are currently outstanding and 6,920,211 shares remain available for future grant, (iii) 100,000 shares reserved for issuance pursuant to the Company's Sales Representative Stock Purchase Plan, (iv) 131,250 shares of Series C Preferred Stock reserved for issuance pursuant to the exercise of a warrant to purchase Series C Preferred Stock, and (v) the rights provided in Section 3 of the Amended Shareholders Agreement to the Shareholders (as defined therein), at the First Closing there will be no other outstanding rights of first refusal, preemptive rights or other rights, options, warrants, conversion rights, or other agreements either directly or indirectly for the purchase or acquisition from the Company of any shares of its capital stock.

          3.5  Authorization.  All corporate action on the part of the Company,
               -------------
its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of the Financing Agreements and for the authorization, sale, issuance (or reservation for issuance) and delivery of the Shares and the Conversion Stock, and the performance of the Company's obligations under the Financing Agreements has been taken. The Financing Agreements when executed and delivered by the Company, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights and, with respect to the Amended Registration Rights Agreement, except as the enforceability of Section 7 thereof may be limited by public policy. The Shares and the Conversion Stock, when issued in compliance with provisions of this Agreement, will be, validly issued, fully paid and nonassessable, and free of any liens or encumbrances; provided, however, that the Shares and the Conversion Stock may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein. The Shares and the Conversion Stock will be, assuming the accuracy of the representations set forth in Section 4 hereof, issued in compliance with all applicable state and/or federal securities laws. The Shares and the Conversion Stock are not subject to any preemptive rights or rights of first refusal except as have been waived or satisfied. Except as provided in the Amended Shareholders Agreement, the Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or under standing between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

          3.6  Financial Statements.  The Company has delivered to each
               --------------------
Purchaser its audited financial statements (balance sheet, and statement of operations and statement of cash flows and statement of shareholders' equity) for the years ended December 31, 1995, 1994 and 1993 and its unaudited financial statements (balance sheet, statement of operations, statement of cash flows and statement of shareholders' equity) for the ten (10) month period ended October 31, 1996 (collectively, the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis for the periods indicated and with each other. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject, in the case of the unaudited financial statements, to normal yearend audit adjustments. Except as set forth in the Financial Statements, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

          3.7  Title to Properties; Liens and Encumbrances.  The Company has
               -------------------------------------------
good and marketable title to all of its properties and assets. Such properties and assets are not subject to any mortgage, pledge, lien, security interest, conditional sales agreement, encumbrance or charge, except liens for current taxes not yet due and payable. The Company is not in default or in breach and has not received notice of default of any provision of its leases or licenses and the Company holds valid leaseholds or licensed interests in the properties which it leases or which is licensed to it. The Company's properties and assets are in good condition and repair in all material respects.

          3.8  Intellectual Property Rights.  Except as disclosed in Exhibit D,
               ----------------------------
the Company (a) owns or has the right to use, free and clear of all liens, claims and restrictions, all patents, trade marks, service marks, trade names, copyrights and other intangible or intellectual property rights (and licenses with respect to the foregoing) needed for or used in the conduct of its business as now conducted and as proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing, and (b) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any patent, trademark, trade name, copyright or other intangible assets, with respect to the use thereof or in connection with the conduct of its business or otherwise. Except as disclosed in Exhibit D, the Company owns or has the unrestricted right to use all patents, trademarks, service marks, trade names, copyrights, trade secrets, including knowhow, inventions, designs, processes, and technical data required for or incident to the development, manufacture, operation and sale of all products and services sold or proposed to be sold by the Company and all of the patents, trademarks, service marks, trade names, copyrights and trade secrets of the Company are held by the Company free and clear of any rights, licenses, liens or claims of others, including, without limitation, current and former employees, former employers of all current and former employees, consultants, officers, directors and shareholders of the Company.

          3.9  Proprietary Information Agreements.  All employees and
               ----------------------------------
consultants of the Company are parties to a written agreement ("Proprietary Information and Inventions Agreement") under which each such employee or consultant (i) is obligated to disclose and transfer to the Com pany, without the receipt by such person of any additional value therefor (other than normal salary or fees for consulting services), all inventions, developments and discoveries which, during the period of his employment with or performance of services for the Company, he makes or conceives of either solely or jointly with others, that relate to any subject matter with which his work for the Company may be concerned, or relate to or are connected with the business, products or projects of the Company, or involve the use of the time, material or facilities of the Company, and (ii) is obligated to maintain the confidentiality of proprietary information of the Company. To the best of the Company's knowledge, none of the Company's employees or consultants, are in violation of the Proprietary Information and Inventions Agreement to which such employee or consultant is a party. None of the Company's employees or consultants are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with their obligation to use their best efforts to promote the interests of the Company or that would conflict with the Company's business as conducted or as proposed to be conducted. Neither the execution nor delivery of the Financing Agreements, nor the carrying on of the Company's business by its employees and con sultants, nor the conduct of the Company's business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees or consultants are now obligated. The Company does not believe it is or will be necessary to utilize, and will not utilize, any inventions of any of the Company's employees or consultants (or people it currently intends to hire) made or owned prior to their employment by the Company or that it is or will be necessary to utilize any other assets or rights of any of its employees or consultants (or people it currently intends to hire) made or owned prior to their employment with or engagement by the Company, in violation of any limitations or restrictions to which any such employee or consultant is a party or to which any of such assets or rights may be subject. To the best of the Company's knowledge, none of the Company's employees or consultants, have taken, removed or made use of any proprietary documentation, manuals, products, materials, or any other tangible item from his previous employer, and the Company will not make use of any such proprietary items in the business of the Company.

          3.10  Operating Rights.  The Company has all operating authority,
                ----------------
licenses, franchises, permits, certificates, consents, rights and privileges (collectively, the "Permits") as are necessary or appropriate to the operation of its business as now or as proposed to be conducted, the absence of which would have a material and adverse effect on the business of the Company. Such Permits are in full force and effect, no violations have been or are expected to be recorded in respect of any such Permits, and no proceeding is pending or threatened that could result in the revocation or limitation of any of such Permits. The Company has conducted its business so as to comply in all respects with all such material Permits.

          3.11  Manufacturing, Distribution and License Rights.  The Company has
               ----------------------------------------------
not granted rights or licenses to manufacture, assemble, distribute or sell its products to any person or entity, is not bound by any agreement that affects the Company's exclusive right to manufacture, assemble, distribute or sell its products, and has not licensed or sold any of its technology or proprietary information to any person or entity.

          3.12  Compliance with Other Instruments, None Burdensome, etc.  The
                -------------------------------------------------------
Company is not in violation of any term of its Articles or Bylaws. The Company is not in violation of any term or provision of any material mortgage, indenture, contract, agreement, instrument, judgment or decree and the Company is not in violation of any applicable order, statute, rule or regulation where such violation could have a material and adverse effect on the Company. The execution, delivery and performance of and compliance with this Agreement and the other Financing Agreements and the issuance of the Shares and the Conversion Stock have not resulted and will not result in any violation of or conflict with the Company's Articles or Bylaws, and have not resulted and will not result in any violation of, or be in conflict with, or constitute a default under, or result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company; and there is no such violation or default or event which, with the passage of time or giving of notice or both, would constitute a violation or default which would materially and adversely affect the business of the Company or any of its properties or assets.

          3.13  Litigation, etc.  Except as disclosed in Exhibit D, there are no
                ---------------
actions, suits proceedings or investigations pending against the Company or its properties before any court or governmental agency (nor is there any threat thereof) which, either in any case or in the aggregate, might result in any material adverse change in the business or financial condition of the Company or any of its properties or assets, or in any material impairment of the right or ability of the Company to carry on its business as now conducted or as proposed to be conducted, or in any material liability on the part of the Company, and none which questions the validity of this Agreement and the other Financing Agreements or any action taken or to be taken in connection herewith or therewith. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreement with prior employers. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

          3.14  Employee Compensation Plans.  Except for the Company's 1989
                ---------------------------
Stock Option Plan and 1991 Sales Representative Stock Purchase Plan, the Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, benefit plan, pension, profit-sharing plan, stock option, retirement agreement, or other employee compensation agreement. The Company has provided copies of all such plans, contracts, and agreements to which the Company is currently a party. The Company is not bound by or subject to (and none of its assets are bound by or subject to) any arrangement with any labor union and does not have any collective bargaining agreements covering any of its employees.

          3.15  Insurance.  The Company has obtained and maintained in full
                ---------
force and effect fire, casualty and liability insurance policies with recognized insurers with such coverages as are carried by similar companies, sufficient in amount to allow replacement of the tangible properties of the Company that might be damaged or destroyed.

          3.16  Registration Rights.  Except as contemplated by this Agreement
                -------------------
and the Amended Registration Rights Agreement, the Company is not under any obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued.

          3.17  Governmental Consent, etc.  No consent, approval or
                --------------------------
authorization of, or designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the valid execution, delivery, and performance of this Agreement and the other Financing Agreements or the offer, sale or issuance of the Shares or the Conversion Stock, or the consummation of any other transaction contemplated by this Agreement and the other Financing Agreements except certain filings as may be under the Securities Act of 1933, as amended (the "Securities Act"), the California Corporations Code and the securities laws of other states in which Purchasers reside.

          3.18  Offering.  Subject to the accuracy of the Purchaser's
                --------
representations in Section 4 hereof, the offer, sale and issuance of the Shares and the Conversion Stock constitute transactions exempt from the registration requirements of Section 5 of the Securities Act, and from the qualification requirements of applicable state or other securities laws.


          3.19  Material Contracts and Obligations.  Set forth in Exhibit D
                ----------------------------------
hereto is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which the Company is a party or by which the Company is bound that are material to the conduct and operations of its business, properties and prospects, that provide for payments to or by the Company in excess of $80,000, that relate to any product or technology the Company is developing, or that involve transactions or proposed transactions between the Company and its officers or directors. All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

          3.20  Tax Returns and Payments.  The Company has accurately prepared
                ------------------------

and timely filed all tax returns (foreign, federal, state and local) required to be filed by it. All taxes shown to be due and payable on said returns, any assessments received, and all other taxes due and payable by the Company on or before the date hereof have been paid or will be paid prior to the time they become delinquent. The federal income tax returns of the Company have not been audited by the Internal Revenue Service. No deficiency assessment or proposed adjustment of the Company's foreign or federal income tax or state or local taxes is pending and the Company has no knowledge of any proposed liability for any tax to be imposed upon its properties or assets for which the Company has not adequately reserved.

          3.21  Related Party Transactions.  No officer or director of the
                --------------------------

Company (a) is an officer, director or general partner of, or directly or indirectly owns beneficially more than 5% of the equity of, any business which
(i) furnishes or sells services or products which compete with services or products furnished or sold by the Company, or (ii) purchases from or sells or furnishes to the Company any goods or services on terms less favorable than the Company could obtain from third parties on an armslength basis, or (b) has a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected involving the payment or receipt of in excess of $10,000.

          3.22  Certain Transactions.  Except as set forth on Exhibit D attached
                --------------------
hereto, the Company is not indebted, directly or indirectly, to any of its officers, directors or shareholders or to their respective spouses or children, in any amount whatsoever; none of such officers, directors, or shareholders, or any members of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company has a business relationship, or any firm or corporation that competes with the Company. No officer, director or shareholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

           3.23 Environmental Protection.  Except as disclosed in Exhibit D:
                ------------------------

           (a) The Company has not caused or allowed, nor has the Company contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances (as defined below) in connection with the operations of its business or otherwise.

           (b) The Company, the operations of its business, and any real property that the Company owns, leases, or otherwise occupies or uses (the "Premises") are in compliance with all applicable Environmental Laws (as defined below) and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances.

           (c) The Company has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceedings, claims or lawsuits, from any person, entity or governmental authority arising out of the ownership or occupation of the Premises, or the conduct of its operations, nor is it aware of any basis therefor.


           (d) The Company has obtained and is maintaining in full force and effect all necessary permits, licenses and approvals required by any Environmental Laws applicable to the Premises and the business operations conducted thereon (including operations conducted by tenants on the Premises) and is in compliance with all such permits, licenses and approvals.

           (e) The Company has not caused, or allowed a release, or a threat of release, of any Hazardous Substance onto, at or near the Premises nor, to the best of the Company's knowledge, has the Premises or any property at or near the Premises ever been subject to a release, or a threat of release, of any Hazardous Substance.


The term "Environmental Laws" shall mean any federal, state or local law, ordinance or regulation pertaining to the protection of human health or the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq., Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq.


The term "Hazardous Substance" includes oil and petroleum products, asbestos, polychlorinated biphenyls and urea formaldehyde, and any other materials classified as hazardous or toxic under any Environmental Laws.


          3.24  Brokers or Finders.  The Company has not incurred, directly or
                ------------------
indirectly, any liability for brokerage or finders' fees, agent's commission, or other similar charges in connection with this Agreement or any of the transactions contemplated hereby.


          3.25 Changes.  Since October 31, 1996, there has not been:
               -------

               (a) any changes in the assets, liabilities, financial condition,operating results or prospects of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business which have not been, in the aggregate, materially adverse;


               (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, pros pects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

               (c) any waiver by the Company of a valuable right or of a material debt owed to it;

               (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);


               (e) any change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;


               (f) any material change in any compensation arrangement or agreement with any employee; or

               (g) to the Company's knowledge, any other event or condition of any character which might materially and adversely affect the assets, properties, financial condition, operating results, propects or business of the Company (as such business is presently conducted and as it is proposed to be conducted).


          3.26  Foreign Investment in Real Property Act.  The Company is not a
                ---------------------------------------
"United States real property holding corporation" for the purposes of Section 897(c)(2) of the Internal Revenue Code of The United States of America and the Treasury Regulations thereunder ("FIRPTA").

          3.27  Disclosure.  No statement by the Company contained in the
                ----------
Financing Agreements, nor any written statement or certificate furnished or to be furnished to the Purchaser in connection with the transactions contemplated hereby including without limitation the Business Plan (when read with other documents so furnished) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made except that, with respect to the financial projections given by the Company, the Company only represents that such projections where made in good faith.

      4.  Representations and Warranties of the Purchasers.  Each Purchaser,
          ------------------------------------------------
severally and not jointly, represents and warrants to the Company with respect to the purchase of the Shares as follows:

          4.1  Authorization.  All action on the part of the Purchaser necessary
               -------------
for the authorization, execution, delivery and performance by the Purchaser of the Financing Agreements has been taken, and the Financing Agreements when executed and delivered by the Purchaser will constitute valid and binding obligations of the Purchaser, enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor's rights and, with respect to the Amended Registration Rights Agreement, except as the enforceability of Section 7 thereof may be limited by public policy.

          4.2  Experience.  The Purchaser is experienced in evaluating and
               ----------
investing in new high technology companies such as the Company.


          4.3  Investment.  The Purchaser is acquiring the Shares for
               ----------
investment, for its own account, and not with a view to, or for resale in connection with, any distribution. The Purchaser understands that the Shares have not been, and will not be (except as contemplated in the Amended Registration Rights Agreement) registered under the Securities Act or applicable state or other securities laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and other securities laws which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

          4.4  Rule 144.  The Purchaser acknowledges that the Shares must be
               --------
held indefinitely unless subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

          4.5  No Public Market.  The Purchaser understands that no public
               ----------------
market now exists for the Shares or the Conversion Stock and that it is unlikely that a public market will ever exist for the Shares.

          4.6  Access to Data.  The Purchaser has had an opportunity to discuss
               --------------
the Company's business, management and financial affairs with the Company's management and an opportunity to review the Company's facilities. The Purchaser understands that such discussions, as well as the written information issued by the Company, were intended to describe the aspects of the Company's business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description.

          4.7  Further Limitations on Dispositions.  Without in any way limiting
               -----------------------------------
the representations set forth above, the Purchaser further agrees that, if at the time of any transfer of any Shares or Conversion Stock, such Shares or Conversion Stock shall not be registered under the Securities Act, prior to any disposition of all or any portion of the Shares or Conversion Stock, the Company may require, as a condition of allowing such transfer, that the holder or transferee furnish to the Company (i) such information as is necessary in order to establish that such transfer may be made without registration under the Securities Act; and (ii) at the expense of the holder or transferee, an opinion by legal counsel designated by such holder or transferee and reasonably satisfactory in form and substance to the Company, to the effect that such transfer may be made without registration under the Securities Act. Notwithstanding the foregoing, no such opinion of counsel shall be necessary for a transfer pursuant to Rule 144 of the Securities and Exchange Commission or by a Purchaser which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or to any person or entity that is deemed to be an "affiliate" of the Purchaser for purposes of the Securities Act.

      5.  Conditions to Purchasers' Obligations at the Closing.  The Purchasers'
          ----------------------------------------------------
obligation to purchase the Shares at the First Closing or any Subsequent Closing (either, a "Closing") is subject to the fulfillment on or prior to the closing date for such Closing (a "Closing Date") of each of the following conditions, any of which may be waived in whole or in part by the Purchasers holding at least 75% of the shares at such Closing.

          5.1  Representations and Warranties Correct.  The representations and
               --------------------------------------
warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct on such Closing Date with the same force and effect as if they had been made on and as of the same date.

          5.2  Covenants.  All covenants, agreements, and conditions in this
               ---------
Agreement required to be performed or complied with by the Company on or prior to such Closing Date shall have been performed or complied with by the Company.

          5.3  Opinion of Counsel.  The Purchasers shall have received from
               ------------------
Wilson, Sonsini, Goodrich & Rosati, counsel to the Company, an opinion letter dated as of such Closing Date, substantially in the form attached hereto as Exhibit E.

          5.4  Permits.  All governmental and third party approvals,
               -------
permits, licenses and waivers necessary or appropriate for consummation of the transactions to be consummated at such Closing shall have been obtained.

          5.5  Amended and Restated Articles of Incorporation.  The Company
               ----------------------------------------------
shall have filed the Articles with the Secretary of State of the State of California on or prior to the First Closing Date.

          5.6  Good Standing Certificates.  The Company shall have delivered a
               --------------------------
Certificate dated as of a recent date issued by the Secretary of State of the State of California to the effect that the Company is legally existing and in good standing and a letter dated as of a recent date from the Franchise Tax Board of the State of California to the effect that the Company is in good standing.

          5.7  Officer's Certificate.  The Company shall have delivered a
               ---------------------
certificate or certificates, executed by the Chief Executive Officer or the President of the Company, dated such Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1, 5.2, and 5.4 of this Agreement.

          5.8  Secretary's Certificate.  The Company shall have delivered a
               -----------------------
certificate executed by the Secretary or Assistant Secretary of the Company dated such Closing Date, certifying the following matters: (a) the resolutions adopted by the Company's Board of Directors and share holders relating to the transactions contemplated by this Agreement; (b) the Articles of the Company;
(c) the Bylaws of the Company; and (d) incumbency of officers of the Company.

          5.9  Stock Certificate.  The Company shall have delivered to each
               -----------------
Purchaser purchasing Shares at such Closing a certificate for the number of Shares being purchased set forth opposite such Purchaser's name on Schedule A hereto or (for a Subsequent Closing) on a revised

Schedule A.

          5.10  Legal Investment.  At such Closing Date, the purchase of the
                ----------------
Shares by the Purchasers hereunder shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.

          5.11  Shareholders Agreement.  The Company and the Purchasers shall
                ----------------------
have entered into the Amended Shareholders Agreement in substantially the form attached hereto as Exhibit B.

          5.12  Registration Rights Agreement.  The Company and the Purchasers
                -----------------------------
shall have entered into the Amended Registration Rights Agreement in substantially the form attached hereto as Exhibit C.

      6.  Conditions to Company's Obligations at the Closing.  The Company's
          --------------------------------------------------
obligation to issue, sell and deliver the Shares at the First Closing or any Subsequent Closing is subject to the fulfillment at or prior to the Closing Date for such Closing of the following conditions, any of which may be waived in whole or in part by the Company in accordance with the provisions of Section 7.2 hereof:
          6.1  Representations and Warranties Correct.  The representations and
               --------------------------------------
warranties made by the Purchasers purchasing Shares at such Closing in Section 4 hereof shall be true and correct when made, and shall be true and correct on such Closing Date with the same force and effect as if they had been made on or as of the same date.

          6.2  Permits.  All governmental and third party approvals, permits,
               -------
licenses and waivers necessary or appropriate for consummation of the transactions to be consummated at such Closing shall have been obtained.

          6.3  Amended and Restated Articles.  The Articles shall have been
               -----------------------------
filed with the Secretary of State of the State of California.


          6.4  Payment of the Purchase Price.  The Purchasers shall have
               -----------------------------
delivered to the Company the purchase price for the Shares to be purchased at such Closing.

      7.  Miscellaneous.
          -------------

          7.1  Attorneys' Fees.  If either the Company or any Purchaser bring
               ---------------
any suit, action, counterclaim, or arbitration to enforce the provisions of this Agreement, the prevailing party therein shall be entitled to recover a reasonable allowance for attorneys' fees and litigation expenses in addition to court costs. "Prevailing Party" within the meaning of this section includes, without limitation, a party who agrees to dismiss an action or proceeding upon the other party's payment of the sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it.

          7.2  Waivers and Amendments.  With the written consent of the holders
               ----------------------
of two-thirds of the Shares, the obligations of the Company under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent, the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement.

          7.3  Governing Law.  This Agreement shall be governed in all respects
               -------------
by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

          7.4  Survival.  The representations, warranties, covenants and
               --------
agreements made herein shall survive any investigation made by the Purchasers and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

          7.5  Successors and Assigns.  Except as otherwise expressly provided
               ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          7.6  Entire Agreement.  This Agreement constitutes the full and entire
               ----------------
understanding and agreement between the parties with regard to the subjects hereof.

          7.7  Severability of this Agreement.  In case any provision of this
               ------------------------------
Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          7.8  Finder's Fees.  The Company represents and warrants that it has
               -------------
retained no finder or broker in connection with the transactions contemplated by this Agreement and hereby agrees to indemnify and to hold the Purchasers harmless of and from any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives, are responsible. Each Purchaser represents and warrants that such

Purchaser has retained no finder or broker in connection with the transactions contemplated by this Agreement and hereby agrees to indemnify and to hold the Company harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser, or any of its employees or representatives, are responsible.

          7.9  Legends.  Each certificate representing the Shares shall be
               -------
endorsed with a legend in substantially the following form:


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR ITS SUCCESSOR RULE UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Each certificate representing the Shares shall also bear any legend required by any applicable state securities law. The Company need not register a transfer of Shares, unless the conditions specified in the foregoing legends are satisfied. The Company may also instruct its transfer agent not to register the transfer of any of the Shares unless the conditions specified in the foregoing legend is satisfied.

          7.10  Removal of Legends and Transfer Restrictions.  The legend
                --------------------------------------------
relating to the Securities Act endorsed on a stock certificate pursuant to
Section 7.9 of this Agreement and the stop transfer instructions with respect to the Shares represented by such certificate shall be removed and the Company shall issue a certificate without such legend to the holder of such Shares if such Shares are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder provides to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that a public sale, transfer or assignment may be made without registration or if the Shares may be sold pursuant to Rule 144(k) of the Securities Act of 1933.

          7.11  Titles and Subtitles.  The titles of the sections and
                --------------------
subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          7.12  Counterparts.  This Agreement may be executed in counterparts,
                ------------
each of which shall be an original, but all of which together shall constitute one instrument.

          7.13  Delays or Omissions.  It is agreed that no delay or omission to
                -------------------
exercise any right, power or remedy accruing to any Purchaser, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by any Purchaser of any breach or default under this Agreement, or any waiver by any Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchasers, shall be cumulative and not alternative.

          7.14  Notices.  All notices and other communications required or
                -------
permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United Stated Post Office, by first class mail, postage prepaid, addressed: (a) if to a Purchaser, at such Purchaser's address set forth on Schedule A attached hereto, or at such other address as such Purchaser shall have furnished to the Company in writing, or (b) if to the Company, at the Company's address as set forth below, or at such other address as the Company shall have furnished to the Purchasers in writing:

To the Company:


QuickLogic Corporation
2933 Bunker Hill Lane, Ste. 100A
Santa Clara, CA  95054
Attn:  President

          7.15  Transaction Fees and Expenses.  The Company shall pay the
                -----------------------------
reasonable fees and costs of the Purchasers' special counsel, in connection with the transactions contemplated by this Agreement, provided that such fees and costs do not exceed $13,328.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

     "THE COMPANY"

     QUICKLOGIC CORPORATION


     By /s/
       ______________________________

     Title
          ___________________________

     "PURCHASERS"


     ________________________________
     Print Individual or Entity Name


     By: /s/
        ____________________________
         Signature


     ________________________________
     Print Signatory's Name


     ________________________________
     Title of Agent*

     *   Agent, officer, partner
     trustee, etc.

                                     SCHEDULE A
                                     ----------

                               Schedule of Purchasers
                               ----------------------


----------------------------------------------------------------------
              NAME/ADDRESS                  NUMBER OF   PURCHASE PRICE
                                            SHARES OF
                                              STOCK
----------------------------------------------------------------------

US TRUST                                    2,586,207    $3,000,000.12
UST Private Equity
Investors Fund, Inc.
114 W. 47th Street
New York, NY  10036
Attention: Douglas A. Lindgren

with copy to:
O'Sullivan Graev & Karabell
30 Rockefeller Plaza
New York, NY  10112
Attention: Lawrence G. Graev
----------------------------------------------------------------------

 ANDREAS BECHTOLSHEIM                          75,426        87,494.16
 1140 Hamilton Avenue
 Palo Alto, CA 94301
----------------------------------------------------------------------

 BURR, EGAN AND DELEAGE & CO.                 272,483       316,080.28
 1 Post Office Square, Suite 380
 Boston, MA 02109
----------------------------------------------------------------------

 Alta IV Limited Partnership                  230,440       267,310.40
----------------------------------------------------------------------

 C.V. Sofinnova Partners Five                  42,043        48,769.88
----------------------------------------------------------------------

 GLYNN VENTURES III, L.P.                      54,072        62,723.52
 3000 Sand Hill Road
 Bldg. 4, Suite 235
 Menlo Park, CA 94025
----------------------------------------------------------------------

 MORGENTHALER VENTURE PARTNERS III            552,083       640,416.28
----------------------------------------------------------------------

----------------------------------------------------------------------
 2730 Sand Hill Road, Suite 280
 Menlo Park, CA 94025
----------------------------------------------------------------------

 NEW ENTERPRISE ASSOCIATES VI, LIMITED        576,768       669,050.88
  PARTNERSHIP
 1119 St. Paul Street
 Baltimore, MD 21202
----------------------------------------------------------------------

 SEQUOIA ENTITIES                             215,517       249,999.72
 3000 Sand Hill Road
 Bldg. 4, Suite 280
 Menlo Park, CA 94025
----------------------------------------------------------------------

 Sequoia Capital V                            200,431       232,499.96
----------------------------------------------------------------------

 Sequoia Technology                             6,465         7,499.40
 Partners V
----------------------------------------------------------------------

 Sequoia XXIV                                   8,621        10,000.36
----------------------------------------------------------------------

 TECHNOLOGY VENTURE INVESTORS IV              862,069     1,000,000.04
 c/o August Capital
 2480 Sand Hill Road, Suite 101
 Menlo Park, CA 94025
----------------------------------------------------------------------

 US VENTURE PARTNER ENTITIES                  517,241       599,999.56
 2180 Sand Hill Road, Suite 300
 Menlo Park, CA 94025
----------------------------------------------------------------------

 U.S. Venture Partners IV, L.P.               136,909       158,814.44
----------------------------------------------------------------------

 Second Ventures II, L.P.                      16,619        19,278.04
----------------------------------------------------------------------

 USVP Entrepreneur Partners II, L.P.            4,748         5,507.68
----------------------------------------------------------------------

 U.S. Venture Partners III                    344,606       399,742.96
----------------------------------------------------------------------

 Second Ventures Limited Partners              10,769        12,492.04
----------------------------------------------------------------------

 U.S.V. Entrepreneur Partners                   3,590         4,164.40
----------------------------------------------------------------------

 VERTEX MANAGEMENT ENTITIES                 1,293,104     1,500,000.64
 3 Lagoon Drive, Suite 220
 Redwood City, CA 94064
----------------------------------------------------------------------

----------------------------------------------------------------------
 Vertex Asia Limited                          574,655       666,599.80
----------------------------------------------------------------------

 Vertex Investment (II) Limited               574,655       666,599.80
----------------------------------------------------------------------

 HWH Investment Pte. Ltd.                     143,794       166,801.04
----------------------------------------------------------------------

 TOTAL                                      7,004,970    $8,125,765.20
----------------------------------------------------------------------

                                    EXHIBIT A

                  Amended and Restated Articles of Incorporation


  See attached.

                                  EXHIBIT B

 Fifth Amended and Restated Shareholders Agreement


  See attached.

                                  EXHIBIT C

 Fifth Amended and Restated Registration Rights Agreement


  See attached.

                                  EXHIBIT E

                  Opinion of Wilson Sonsini Goodrich & Rosati

                                    EXHIBIT D

                              QUICKLOGIC CORPORATION

                   SERIES F PREFERRED STOCK PURCHASE AGREEMENT

                              SCHEDULE OF EXCEPTIONS


          The disclosures set forth in this Schedule of Exceptions are itemized to correspond to the first or principal section of the QuickLogic Corporation Series F Preferred Stock Purchase Agreement (the "Agreement") to which they relate. Each of the disclosures made herein shall qualify each of the sections of the Agreement to which they relate.

          Section 3.3  Subsidiaries.
                       ------------

          The Company has exercised its right under its agreement with Cypress Semiconductor to pay Cypress $4,500,000 in exchange for additional wafer capacity and an equity interest in Cypress or one of its subsidiary. Although the Company has paid such amount to Cypress, the exact form of the equity interest has not been determined by the Company and Cypress.

          Section 3.7  Title to Properties; Liens and Encumbrances.
                       -------------------------------------------

          The Company owns no real property. The Company has leased certain office and manufacturing equipment used in its business and does not own such equipment. The aggregate value of such equipment is approximately $600,000.

          Section 3.8  Intellectual Property Rights.
                       ----------------------------

          With respect to the representation that the Company has the unrestricted right to use all trade secrets, including know-how, inventions, design processes and technical data, the Company has not conducted an investigation or audit of its or third parties' intellectual property rights or its or third parties' proprietary rights, nor has it retained intellectual property counsel for that purpose. The exceptions to the representations contained in Section 3.8 that the Company is currently aware are set forth below.

          Licenses.
          --------

          The Company has granted certain technology license rights and manufacturing rights to

VLSI Technology, Inc. ("VLSI") pursuant to an agreement dated May 9, 1990, as amended (the "VLSI" Agreement"). The Company has granted certain technology license rights and manufacturing rights to Cypress Semiconductor Corp. ("Cypress") pursuant to an agreement dated October 2, 1992 (the "Cypress Agreement").

          Actel Litigation.
          ----------------

          On January 20, 1994, Actel Corporation filed suit against QuickLogic alleging infringement by QuickLogic of U.S. Patents No. 4,758,745; 4,873,459; 5,055,718; and 5,198,705. Plaintiff seeks damages and injunctive relief. On or about February 10, 1994, QuickLogic filed an answer and counter-claim seeking in the counter-claim a declaration that each of the patents alleged to be infringed was not infringed and in addition that each of the patents upon which suit was brought was invalid, void and unenforceable. Discovery has begun. QuickLogic moved to stay proceedings pending reexamination of two patents involved in the litigation and the court granted this motion in early Summer 1994. The United States Patent and Trademark Office confirmed the patentability of the two Actel patents placed in reexamination (the '745 and the '459 patents) in late summer and early fall 1994. The court then lifted the stay in late November 1994 and shortly thereafter Actel filed a motion for summary judgment with respect to the interpretation claim 1 of the '705 patent and its infringement which QuickLogic opposed. On October 4, 1996, the Special Master recommended that Actel's motion be granted; QuickLogic has objected to this recommendation. (The recommendation does not address the validity of claim 1 of the '705 patent. Validity must still be resolved by the court or at trial.) No hearing on the recommendation has been set, but it is expected Judge Ware will rule on the matter in December, 1996 or early 1997.

          Actel on or about March 15, 1995 amended its complaint to add to the suit U.S. Patent No. 5,367,208 (the "'208 patent"), a patent which issued on November 22, 1994 and which is assigned to Actel. On or about April 12, 1995, QuickLogic filed a counterclaim against Actel alleging infringement by Actel of QuickLogic U.S. Patents No. 5,220,213 (the "'213 patent") entitled "Programmable Application in Specific Integrated Circuit and Logic Cell Therefore" and 5,396,127 (the "'127 patent"), entitled "Programmable Application in Specific Integrated Circuit and Logic Cell Therefore". This counterclaim was in response to the amended complaint filed by Actel against QuickLogic on or about March 15, 1995. On March 7, 1995, Actel filed its second supplemental complaint, which alleged patent infringement of Actel U.S. Patent No. 5,479,113 ("the '113' patent"), entitled "User-Configurable Logic Circuits Comprising Antifuses and Multiplexer-Based Logic Modules." QuickLogic filed its answer, denying these allegations, on April 12, 1995. On June 14, 1995, Actel again amended its complaint to include counterclaims against QuickLogic and John Birkner for misappropriation of trade secrets, breach of contract, breach of confidential relationship, unfair competition and assignment of patents. Mr. Birkner and QuickLogic denied each of these claims, in replies to Actel's counterclaims, filed July 5, 1995 and July 7, 1995, respectively.

          The parties have each made summary judgment motions covering various claims of the patents in dispute. No hearing dates on these motions have been set. For much of 1996 the parties were embroiled in a dispute concerning the disqualification of Actel's former counsel who was replaced after Judge Ware ruled in favor of QuickLogic's motion to disqualify the former counsel and Actel's appeal to the Federal Circuit Court of Appeals was unsuccessful.

          Both parties are engaged in discovery. A discovery cut off of January 30, 1998 has been set in the case. No trial date has been set, but both parties have requested that the trial be held in September or October of 1998.

          Instant Circuit Corporation.
          ---------------------------

          The Company has received correspondence from Instant Circuit Corporation "ICC") alleging that the Company's technology may infringe one or more of ICC's patents. The Company and its patent counsel have reviewed the ICC patents and have notified ICC that the Company does not believe that the Company's technology infringes ICC's patents. ICC has responded by letter dated February 5, 1992 reiterating its belief that the Company's products infringe ICC's patents, but indicating ICC's intent to wait to see whether the Company's products are successful in the marketplace before pursuing the matter. The Company has not heard anything further from ICC since that date.

          Xilinx
          ------

          On June 12, 1992, the Company received a letter from Xilinx requesting the Company to review Xilinx's patent 4,870,302 entitled "Configurable Electrical Circuit Having Configurable Logic Elements and Configurable Interconnects" and stating Xilinx's belief that at least one claim under that patent is infringed by the Company's products. No litigation has been instituted by Xilinx, and there has been no correspondence between the Company and Xilinx regarding this matter during the year preceding the Closing Date. While the Company does not believe that there is any basis for a legal claim by Xilinx, there can be no assurance that Xilinx will not elect to take further legal action in the future. Such legal action, if instituted, could have a material adverse effect on the Company's business.

          Phil Ferguson
          -------------

          California EDD has filed a claim against the Company relating to services rendered by Phil Ferguson. The Company expects to settle the claim for less than $25,000.
          See disclosure under Section 3.9.

          Section 3.9    Proprietary Information Agreements.
                         ----------------------------------

          Actel has claimed that QuickLogic has misappropriated the trade secrets of Actel based, at least in part, upon the fact that John Birkner, a founder of QuickLogic, performed consulting services for Actel prior to and allegedly after joining the Company.

          Section 3.11   Manufacturing, Distribution and License Rights.
                         ----------------------------------------------

          The Company has granted certain rights to VLSI and Cypress pursuant to the VLSI Agreement and the Cypress Agreement, respectively. The Company has entered into an MOU with TSMC U.S.A. providing for the acquisition of eight (8) inch wafers.

          Section 3.13   Litigation
                         ----------

          See the discussion of the Actel, Xilinx and ICC and other issues discussed in Section 3.8 above.

          Section 3.17 Governmental Consent.
                       --------------------

          See Section 3.5.

          Section 3.19   Material Contracts and Obligations.
                         ----------------------------------

     The following is a list of all agreements and obligations described in
Section 3.19:

          1.   VLSI Agreement.

          2. The Company subleases its facility at 2933 Bunker Hill Lane. Its current lease is due to expire on December 31, 1996.

          3. The Company has entered into a lease agreement for its new facility at 1277 Orleans Drive, Saratoga, California. The lease expires on November 26, 2003.

          4. Software OEM Distribution Agreement with Data I/O, Inc. pursuant to which the Company obtained rights to sublicense certain Data I/O software on an OEM basis. The Company is required to make annual royalty payments of up to $100,000 to Data I/O pursuant to this Agreement.

          5. Employee Restricted Stock Purchase Agreements between the Company and each of the founders and option agreements with persons who have been granted options.

          6.   Cypress Agreement.

          The Company also has outstanding miscellaneous licensing agreements with entities including Synplicity, SimuCad, Doulos, Saros, Premia and Data I/O. None of these agreements currently involve annual payment obligations in excess of $80,000.

          Section 3.21   Related Party Transactions.  The Company has entered
                         ---------------------------
into the Cypress Agreement with Cypress. See also Section 3.22 below regarding loans to John Birkner and from certain shareholders of the Company. In addition to the existing relationships directly between the Company and Cypress, Pierre Lamond, a partner in the Sequoia Capital venture funds, is a director of Cypress. Mark Stevens, a director of the Company, is also a partner in the Sequoia Capital venture funds.

          Section 3.22   Certain Transactions.
                         --------------------

          The Company has loaned John Birkner $114,000, plus interest, evidenced by demand promissory notes from Mr. Birkner to the Company secured by a pledge of Mr. Birkner's shares of the Company's stock. These loans were approved by the Company's Board of Directors and shareholders.